Exhibit 3.1

Control Number : 22045871

STATE OF GEORGIA

Secretary of State

Corporations Division 313 West Tower

2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530

CERTIFICATE OF LIMITED PARTNERSHIP

I, Brad Raffensperger, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

Sealy Industrial Partners IV, LP

a Domestic Limited Partnership

has been duly formed , as of the effective date 02/25/2022, by the filing of a certificate of limited partnership in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on 03/01/2022.

CERTIFICATE OF LIMITED PARTNERSHIP	*Electronically Filed* Secretary of State Filing Date: 2/25/2022 9:26:38 AM

BUSINESS INFORMATION
CONTROL NUMBER	22045871
BUSINESS NAME	Sealy Industrial Partners IV, LP
BUSINESS TYPE	Domestic Limited Partnership
EFFECTIVE DATE	02/25/2022

PRINCIPAL OFFICE ADDRESS
ADDRESS	333 Texas Street, Suite 1050, Shreveport, LA, 71101, USA

REGISTERED AGENT
NAME	ADDRESS	COUNTY
Michael J. Rhim	3343 Peachtree Road NE, Suite 1600, Atlanta, GA, 30326, USA	Fulton

GENERAL PARTNER(S)
NAME	TITLE	ADDRESS
Sealy Industrial Partners IV GP, LLC	GENERAL PARTNER	333 Texas Street, Suite 1050, Shreveport, LA, 71101, USA

OPTIONAL PROVISIONS
N/A

AUTHORIZER INFORMATION
Authorizer Signature		Title
Sealy Industrial Partners IV GP, LLC, By Mark P. Sealy, Manager		General Partner